As filed with the Securities and Exchange Commission on March 25, 2025

Registration No. 333-285469

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AELUMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	3674	85-2807351
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

27 Castilian Drive

Goleta, California 93117

(805) 351-2707

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Jonathan Klamkin

Chief Executive Officer

27 Castilian Drive

Goleta, California 93117

(805) 351-2707

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Louis Taubman, Esq Hunter Taubman Fischer & Li LLC 950 Third Ave., 19th Floor New York, New York 10022 (212) 530-2206	Jonathan Zimmerman Tyler Vivian Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 S. Seventh Street Minneapolis, Minnesota 55402 (612) 776-7000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 3 (the “Pre-Am No. 3”) to the Registration Statement on Form S-1 (File No. 333-285469), initially filed on February 28, 2025, is being filed as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

No additional securities are being registered under this Pre-Am No. 3. All applicable registration fees were previously paid.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
1.1	Form of Underwriting Agreement(9)
2.1	Agreement and Plan of Merger and Reorganization among Parc Investments, Inc., Aeluma Operating Co. and Biond Photonics, Inc.**
3.1	Certificate of Merger relating to the merger of Aeluma Operating Co. with and into Biond Photonics, Inc., filed with the Secretary of State of the State of California on June 22, 2021**
3.2	Amended and Restated certificate of incorporation, filed with the Secretary of State of the State of Delaware on June 22, 2021**
3.3	Amended and Restated Bylaws. **
4.1	Form of Lock Up Agreement**
4.2	Form of Placement Agent Warrant**
4.3	Form of Placement Agent Warrant dated December 2022 (4)
4.4	Form of Underwriter Warrant(8)
4.5	Form of Convertible Note issued in 2024(6)
4.6	Form of Non-qualified Option to purchase Common Stock (7)
5.1	Opinion of Hunter Taubman Fischer & Li LLC
10.1	Reserved.
10.2	Form of Post-Merger Indemnification Agreement**
10.3	Form of Pre-Merger Indemnification Agreement**
10.4	Form of Subscription Agreement, dated June 22, 2021, by and between the Company and the parties thereto**
10.5	Registration Rights Agreement, dated June 22, 2021, by and between the Company and the parties thereto**
10.6+	2021 Equity Incentive Plan and form of award agreements**
10.7	Restricted Stock Purchase Agreement between Biond Photonics, Inc., and Mr. Klamkin(1)
10.8	Restricted Stock Purchase Agreement between Biond Photonics, Inc., and Mr. McCarthy (1)
10.9	Advisor Restricted Stock Purchase Agreement between Biond Photonics, Inc. and Mr. DenBaars, dated December 21, 2020 (1)
10.10	Advisor Restricted Stock Purchase Agreement between Biond Photonics, Inc. and Mr. DenBaars, dated June 10, 2021 (1)
10.11	Advisory Agreement between Biond Photonics, Inc. and Dr. DenBaars, dated December 31, 2020 (1)
10.12	Advisory Agreement between Biond Photonics, Inc. and Dr. DenBaars, dated June 10, 2021 (1)
10.13	Reserved
10.14	Independent Director Agreement with John Paglia, effective as of December 1, 2021 (2)
10.15	Subscription Agreement (2)
10.16	Registration Rights Agreement (2)
10.17	Form of Note Purchase Agreement (2)
10.18	Reserved
10.19	Independent Director Agreement with Craig Ensley, effective as of December 14, 2023(3)
10.20	Director Agreement dated February 24, 2025(7)
10.21	Indemnification Agreement dated February 24, 2025(7)
16.1	Letter from Raich Ende Malter & Co. LLP as to the change in certifying accountant, dated June 28, 2021***
21.1	Subsidiaries of the Registrant**
23.1	Consent of Rose, Snyder & Jacobs LLP(8)
23.2	Consent of Hunter Taubman Fischer & Li LLC (Included in Exhibit 5.1)
107	Filing Fee Table(9)

+	Indicates a management contract or any compensatory plan, contract, or arrangement.
**	Incorporated by reference to the Current Report on Form 8-K filed on June 28, 2021.
***	Incorporated by reference to the Current Report on Form 8-K filed on July 1, 2021.
(1)	Incorporated by reference to the Registration Statement on Form S-1/A filed on October 15, 2021.
(2)	Incorporated by reference to the Annual Report on Form 10-K filed on September 27, 2024
(3)	Incorporated by reference to the Quarterly Report on Form 10-Q filed on February 11, 2025.
(4)	Incorporated by reference to the Current Report on Form 8-K filed on December 23, 2022.
(5)	Reserved.
(6)	Incorporated by reference to the Current Report on Form 8-K filed on August 6, 2024.
(7)	Incorporated by reference to the Current Report on Form 8-K filed on February 26, 2025.
(8)	Incorporated by reference to the Registration Statement on Form S-1/A filed on March 20, 2025.
(9)	Incorporated by reference to the Registration Statement on Form S-1/A filed on March 25, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Goleta, State of California, on March 25, 2025.

AELUMA, INC.

By:	/s/ Jonathan Klamkin
Name:	Jonathan Klamkin
Title:	Chief Executive Officer & Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Klamkin	President, Chief Executive Officer, and Chairman	March 25, 2025
Jonathan Klamkin	(Principal Executive Officer)

/s/ James Seo	Interim Chief Financial Officer	March 25, 2025
James Seo	(Principal Financial Officer)

/s/ Craig Ensley	Director	March 25, 2025
Craig Ensley

/s/ Steven DenBaars	Director	March 25, 2025
Steven DenBaars

/s/ John Paglia	Director	March 25, 2025
John Paglia

/s/ Michael Byron	Director	March 25, 2025
Michael Byron

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